UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2009, Hillview Avenue Realty, LLC (“Hillview”), a majority owned subsidiary of IDT Corporation (the “Registrant”), closed on the sale (the “Sale”) of its properties located at 3373 and 3375 Hillview Avenue in Palo Alto, California (the “Properties”).  The Registrant has a 69.27% interest in Hillview.  The Properties consist of two interconnected office buildings containing 120,000 square feet located on a 6.68-acre parcel of land.  The purchaser was BGR Associates, a California Limited Partnership and the purchase price was $62,730,043.  The Registrant’s net proceeds from the Sale, after deduction of the mortgage debt secured by the property that was assumed by the buyer or repaid in connection with the transaction, transaction expenses and the interests of the other owners of Hillview, were approximately $3.1 million.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: August 6, 2009

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